EXHIBIT 99.1

For Immediate Release

Hasbro Reports Fourth Quarter and Full-Year 2020 Financial Results
Board of Directors Declares Quarterly Dividend of $0.68 per share

Fourth Quarter 2020
•Net revenues increased 4% to $1.72 billion, including a favorable $12.2 million impact of foreign exchange
•U.S. and Canada segment revenues up 16%; eOne segment revenues up 10%
•Revenues up 21% in Hasbro Gaming and 27% across the total gaming category, 20% in TV/Film/Entertainment and 7% in Franchise Brands

•Operating profit of $186.4 million; Net earnings for the fourth quarter 2020 were $105.2 million or $0.76 per diluted share
•Adjusted operating profit increased 51% to $261.4 million, or 15.2% of revenues, an expansion of 480 basis points year-over-year
•Adjusted net earnings of $175.3 million, or $1.27 per diluted share

Full-Year 2020
•Year-end cash of $1.45 billion; Generated $976.3 million in operating cash flow for the full-year 2020

•Net revenues of $5.47 billion decreased 8%, including an unfavorable $16.2 million impact of foreign exchange
•Over $1 billion in ecomm revenues globally, an increase of 43%
•Revenue grew 4% in the U.S. and Canada segment
•Revenue up 15% in Hasbro Gaming and the total gaming category
•Operating profit of $501.8 million; Net earnings were $222.5 million or $1.62 per diluted share
•Adjusted operating profit of $826.7 million, or 15.1% of revenue, an expansion of 110 basis points year-over-year
•Adjusted net earnings of $514.6 million, or $3.74 per diluted share

Pawtucket, R.I., February 8, 2021 -- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today reported financial results for the fourth quarter and full-year 2020. 2019 pro forma results reflect the combination of the results of Hasbro and Entertainment One Ltd. (eOne) for periods prior to Hasbro’s acquisition of eOne at the start of the first quarter of 2020.

“In 2020, we lived our purpose of making the world a better place for all children and all families. In what was a most challenging year, the global Hasbro team fully demonstrated its resilience, tenacity, creativity, flexibility, and empathy," said Brian Goldner, Hasbro’s chairman and chief executive officer. "Our teams successfully drove demand for several product categories across our portfolio including our entire gaming portfolio from Wizards of the Coast brands to face-to-face gaming. They found ways to reach the global consumer despite retail closures throughout the year, delivering over $1 billion in ecomm revenues for the first time. We leveraged our global supply chain capabilities and our evolving geographic manufacturing supplier base to get products made and distributed. We integrated our acquisition of eOne and while live-action TV and film production was limited, we made substantial progress developing Hasbro IP for storytelling that we believe will lead to enhanced revenues and earnings power from Hasbro brands from multiple income streams. We developed toy and game lines for valuable preschool brands PEPPA PIG and PJ MASKS to launch later this year. We concentrated on managing expenses and cash, growing adjusted operating profit margin and finishing the year with $1.45 billion in cash on our balance sheet.

"Importantly, we focused on our numerous communities, including our most important Hasbro community of employees worldwide and their families," continued Goldner. "This emphasis included engaging on critically important issues of racial equality and justice, and a company-wide re-commitment to diversity, inclusion, and engagement. We are on strong footing to grow in 2021 as we continue to navigate through COVID-19 and leverage our unparalleled portfolio of brands and capabilities in consumer products, gaming and entertainment.”

"Throughout 2020, the global Hasbro team did an excellent job executing in a challenging environment," said Deborah Thomas, Hasbro’s chief financial officer. "In the fourth quarter, we grew revenues and adjusted operating profit, overcoming tough comparisons within the Partner Brand category and last year's theatrical releases. Our focus on working capital and expense management delivered $976.3 million in operating cash flow for the year, and as part of our commitment to paying down our debt, we repaid $123 million of the debt that we raised to finance the eOne acquisition. We continue to see strong retail, consumer and audience support for our brands and content as we look to the coming year. Global point of sale increased last year, despite lockdowns and retail disruption, and 2021 is starting with strong year-over-year momentum."

Fourth Quarter and Full-Year 2020 Financial Results

$ Millions, except earnings per share	Q4 2020	Q4 2019	% Change	FY 2020	FY 2019	% Change
Net Revenues	$1,723.0	$1,663.2	4%	$5,465.4	$5,936.0	-8%

Operating Profit	$186.4	$136.8	36%	$501.8	$689.8	-27%
Adjusted Operating Profit[1]	$261.4	$173.4	51%	$826.7	$832.8	-1%

Net Earnings	$105.2	$95.5	10%	$222.5	$345.9	-36%
Net Earnings per Diluted Share	$0.76	$0.69	10%	$1.62	$2.51	-35%

Adjusted Net Earnings[1]	$175.3	$124.0	41%	$514.6	$542.7	-5%
Adjusted Net Earnings per Diluted Share[1]	$1.27	$0.90	41%	$3.74	$3.94	-5%
1See the financial tables accompanying this press release for a reconciliation of as reported to pro forma and adjusted results, and a reconciliation of GAAP and non-GAAP financial measures.

Fourth Quarter and Full-Year 2020 Major Segment and Brand Performance

Q4 2020 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss)
	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	Q4 2020	Q4 2019
U.S. and Canada	$790.6	$682.6	16%	$180.7	$101.6	$180.7	$101.6
International	$561.8	$615.1	-9%	$30.1	$55.9	$30.1	$55.9
Entertainment, Licensing and Digital	$111.0	$130.2	-15%	$27.2	$37.1	$27.2	$37.1
eOne[1]	$259.6	$235.2	10%	$(14.2)	$(71.4)	$46.0	$(34.8)

FY 2020 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit
	FY 2020	FY 2019	% Change	FY 2020	FY 2019	FY 2020	FY 2019
U.S. and Canada	$2,556.1	$2,449.3	4%	$539.7	$415.4	$539.7	$415.4
International	$1,579.0	$1,836.4	-14%	$42.5	$107.3	$42.5	$107.3
Entertainment, Licensing and Digital[1]	$373.9	$434.5	-14%	$93.0	$99.7	$113.8	$99.7
eOne[1]	$956.5	$1,215.8	-21%	$(79.2)	$20.0	$131.1	$163.0

Brand Performance ($ Millions)	Net Revenues
	Q4 2020	Q4 2019	% Change	FY 2020	FY 2019	% Change
Franchise Brands	$705.2	$661.9	7%	$2,286.1	$2,411.8	-5%
Partner Brands	$349.6	$408.5	-14%	$1,079.4	$1,221.0	-12%
Hasbro Gaming[2]	$298.5	$246.5	21%	$814.8	$709.8	15%
Emerging Brands[3]	$155.3	$167.4	-7%	$480.4	$578.7	-17%
TV/Film/Entertainment[4]	$214.5	$178.9	20%	$804.8	$1,014.7	-21%

1Reconciliations are included in the attached schedules under the headings "Reconciliation of As reported to Adjusted Operating Results" and “Reconciliation of As Reported to Pro Forma Adjusted Operating Results.”

2Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $561.2 million and $1.76 billion for the quarter and full-year 2020, respectively, up 27% and 15% compared to the respective periods in 2019.

3Emerging Brands portfolio includes revenues from eOne brands PEPPA PIG, PJ MASKS and RICKY ZOOM as of first quarter 2020. For comparability, the quarter and full-year 2019 results include the pro forma revenues for those brands, which amounted to $56.3 million and $201.1 million, respectively.

4TV/Film/Entertainment represents the remaining eOne revenues. For comparability, 2019 includes the pro forma revenues.

Fourth quarter 2020 revenues grew 4% (3% on a constant currency basis) behind gains in the U.S. and Canada segment, as well as the eOne segment. This included growth in Franchise Brands MAGIC: THE GATHERING, MONOPOLY and NERF; Hasbro products for Lucasfilm's Star Wars and The Mandalorian; and Hasbro Gaming across many games in the gaming portfolio, including DUNGEONS AND DRAGONS. Revenues for Hasbro's products for Disney's Frozen 2 declined when compared to product revenues related to 2019’s theatrical release. The return to production in TV and film drove improved deliveries and revenue growth for eOne.

•U.S. and Canada segment revenue and operating profit grew due to gains in Franchise Brands, Hasbro Gaming and Emerging Brands. Operating profit grew primarily as a result of higher revenues and the favorable mix of those revenues, including MAGIC: THE GATHERING.
•International segment revenues and operating profit declined, driven by declines in Latin America and Asia. Revenues grew in the European region. For the segment, Hasbro Gaming revenue grew as did MAGIC:THE GATHERING and Star Wars. The International segment operating profit declined as result of the lower revenues and efforts to clear retail inventory in Latin America. This was partially offset by favorable product mix in Europe and cost management throughout the segment.
•Entertainment, Licensing and Digital segment revenues declined on lower consumer products revenues as well as lower entertainment revenues compared to 2019 which included the Transformers Bumblebee film revenue, partially offset by growth in digital gaming. Operating profit decreased due to lower revenues, partially offset by growth in licensed digital gaming and cost management.
•eOne segment pro forma revenues increased for the quarter as live-action TV and film production resumed. 2020 operating profit included $34.7 million of acquisition and related charges, and $25.5 million of purchased intangible amortization associated with the fair value of acquired intangible assets. 2019 pro forma operating profit included $24.6 million of purchased intangible amortization, $11.5 million of prior restructuring and other costs and $0.5 million of acquisition and related costs. Excluding these items, adjusted pro forma operating profit for the eOne segment was $46.0 million, an increase of $80.8 million, on higher revenues and lower advertising expense.

For the full-year 2020, revenues declined 8% on an as reported and constant currency basis. This reflected growth in the U.S. and Canada segment, but declines in all other segments. Franchise Brands MAGIC: THE GATHERING and MONOPOLY grew as did revenue in Hasbro Gaming across many gaming brands, including DUNGEONS AND DRAGONS. Hasbro products for Lucasfilm's Star Wars and The Mandalorian also contributed to growth for the year. While TV and film production was limited, the teams have a robust development slate of over 200 active scripted television and film projects including more than 30 Hasbro properties. Full-year results were impacted by COVID-19 related shutdowns globally at retail, in manufacturing and in live-action entertainment.

•U.S. and Canada segment revenue and operating profit grew due to gains in Franchise Brands, led by MAGIC: THE GATHERING, and Hasbro Gaming. Operating profit increased on favorable product mix partially offset by higher freight costs for increased domestic shipments in the U.S. and higher product development and other costs at Wizards of the Coast to support future digital game launches.
•International segment revenues and operating profit declined, primarily driven by declines in Latin America and Asia. European region revenues were flat. Hasbro Gaming revenues increased, as did MAGIC: THE GATHERING revenues. The International segment operating profit declined as result of the lower revenues partially offset by lower spending, most notably in advertising and marketing, as well as lower royalties.
•Entertainment, Licensing and Digital segment revenues declined led by declines in entertainment as compared to 2019 which included the Transformers Bumblebee film revenue and declines in licensed consumer products revenues. 2020 operating profit included $20.8 million for acquisition and related costs. Adjusted operating profit increased to $113.8 million behind growth in higher margin licensed digital gaming and cost savings.

•eOne segment pro forma revenues declined for the year primarily due to lower TV and Film revenues due to COVID-19 related shut downs during the year of live-action productions and theaters, as well as lower Family Brands revenue due to retail disruption. For the eOne segment, full-year 2020 operating profit included $112.4 million of acquisition and integration costs and $97.9 million of purchased intangible amortization associated with the fair value of acquired intangible assets. Full-year 2019 pro forma operating profit included $98.4 million of purchased intangible amortization, $33.4 million of prior restructuring and other costs and $11.2 million of acquisition and related costs. Adjusted pro forma operating profit for the eOne segment decreased to $131.1 million due to the decline in revenues, partially offset by lower advertising and royalty expense.

Dividend

The Company announced today that the Board of Directors has declared a quarterly cash dividend of $0.68 per common share. The dividend will be payable on May 17, 2021 to shareholders of record at the close of business on May 3, 2021.

Conference Call Webcast

Hasbro will webcast its fourth quarter and full-year 2020 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.
About Hasbro
Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to Creating the World's Best Play and Entertainment Experiences. From toys, games and consumer products to television, movies, digital gaming, live action, music, and virtual reality experiences, Hasbro connects to global audiences by bringing to life great innovations, stories and brands across established and inventive platforms. Hasbro’s iconic brands include NERF, MAGIC: THE GATHERING, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. Through its global entertainment studio, eOne, Hasbro is building its brands globally through great storytelling and content on all screens. Hasbro is committed to making the world a better place for all children and all families through corporate social responsibility and philanthropy. Hasbro ranked among the 2020 100 Best Corporate Citizens by 3BL Media, has been named one of the World’s Most Ethical Companies® by Ethisphere Institute for the past nine years, and one of America’s Most JUST Companies by Forbes and JUST Capital for the past four years. We routinely share important business and brand updates on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter and Instagram, and @Hasbro on Facebook.)

© 2021 Hasbro, Inc. All Rights Reserved.
Safe Harbor
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our future performance and prospects for growth in 2021; our ability to enhance our revenues and earnings power through development of Hasbro IP by eOne; our ability to achieve our financial and business goals; and our liquidity. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to:
•our ability to successfully develop and execute plans to mitigate the negative impact of the coronavirus on our business;
•our ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective and profitable basis;
•rapidly changing consumer interests in the types of products and entertainment we offer;
•the challenge of developing and offering products and storytelling experiences sought after by children, families and audiences given increasing technology and entertainment offerings available;
•our ability to develop and distribute engaging storytelling across media to drive brand awareness;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our ability to successfully evolve and transform our business and capabilities to address a changing global consumer landscape and retail environment, including changing inventories policies of our customers and increased emphasis on ecommerce;
•our ability to develop new and expanded areas of our business, such as through eOne, Wizards of the Coast, and our other entertainment, digital gaming and esports initiatives;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•our ability to successfully implement changes to our supply chain, inventory management, sales policies or pricing of our products;
•downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•other economic and public health conditions or regulatory changes in the markets in which we and our customers, suppliers and manufacturers operate, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease, such as the coronavirus, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one of our significant retailers, licensees and other business partners;
•risks relating to the use of third party manufacturers for the manufacturing of our products, including the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue efficiency enhancing initiatives including initiatives to integrate eOne into our business;

•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•risks relating to the impairment and/or write-offs of acquired products and films and television programs we acquire and produce;
•risks relating to investments and acquisitions, such as our acquisition of eOne, which risks include: integration difficulties; inability to retain key personnel; diversion of management time and resources; failure to achieve anticipated benefits or synergies of acquisitions or investments; and risks relating to the additional indebtedness incurred in connection with a transaction;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted earnings per diluted share, which exclude, where applicable, the 2020 impact of eOne acquisition and related costs, purchased intangible amortization, other severance costs and income tax expense associated with U.K tax reform. For 2019, Pro Forma Adjusted operating profit, Pro Forma Adjusted net earnings and Pro Forma Adjusted earnings per diluted share exclude the impact of charges associated with the settlement of the Company’s U.S. pension plan, purchased intangible amortization and certain charges incurred by eOne related to prior restructuring programs and other acquisitions. Also included in the financial tables are the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income taxes, depreciation and amortization. Adjusted EBITDA also excludes the impact of the charges/gains noted above. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Pro Forma Adjusted net earnings, Adjusted earnings per diluted share, Pro Forma Adjusted net earnings per diluted share, Adjusted operating profit, and Pro Forma Adjusted operating profit provides investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
HAS-E
Investor Contact: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Press Contact: Julie Duffy | Hasbro, Inc. | (401) 727-5931 | julie.duffy@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Thousands of Dollars)

	December 27, 2020	December 29, 2019
ASSETS
Cash and Cash Equivalents (1)	$1,449,676	$4,580,369
Accounts Receivable, Net	1,391,726	1,410,597
Inventories	395,633	446,105
Prepaid Expenses and Other Current Assets	609,610	310,450
Total Current Assets	3,846,645	6,747,521
Property, Plant and Equipment, Net	489,041	382,248
Goodwill	3,691,709	494,584
Other Intangible Assets, Net	1,530,835	646,305
Other Assets	1,260,155	584,970
Total Assets	$10,818,385	$8,855,628

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$6,642	$503
Current Portion of Long-Term Debt	432,555	—
Accounts Payable and Accrued Liabilities	1,964,144	1,256,579
Total Current Liabilities	2,403,341	1,257,082
Long-Term Debt (1)	4,660,015	4,046,457
Other Liabilities	793,866	556,559
Total Liabilities	7,857,222	5,860,098
Redeemable Noncontrolling Interests	24,426	—
Total Shareholders' Equity (1)	2,936,737	2,995,530
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$10,818,385	$8,855,628

(1) Cash and Cash Equivalents, Long-Term Debt and Total Shareholders' Equity balances as of December 29, 2019 were impacted by the eOne acquisition financing, which included proceeds from the issuance of long-term debt of $2,354,957 and proceeds from the issuance of common stock of $975,185.

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Thousands of Dollars and Shares Except Per Share Data)

	Quarter Ended				Year Ended
	December 27, 2020	% Net Revenues	December 29, 2019	% Net Revenues	December 27, 2020	% Net Revenues	December 29, 2019	% Net Revenues
Net Revenues	$1,722,971	100.0%	$1,428,007	100.0%	$5,465,443	100.0%	$4,720,227	100.0%
Costs and Expenses:
Cost of Sales	592,844	34.4%	577,049	40.4%	1,718,888	31.5%	1,807,849	38.3%
Program Cost Amortization	118,811	6.9%	27,480	1.9%	387,056	7.1%	85,585	1.8%
Royalties	182,884	10.6%	155,592	10.9%	569,981	10.4%	414,549	8.8%
Product Development	84,659	4.9%	72,910	5.1%	259,522	4.7%	262,156	5.6%
Advertising	101,315	5.9%	104,017	7.3%	412,730	7.6%	413,676	8.8%
Amortization of Intangibles	37,061	2.2%	11,814	0.8%	144,746	2.6%	47,259	1.0%
Selling, Distribution and Administration	366,460	21.3%	288,765	20.2%	1,252,140	22.9%	1,037,103	22.0%
Acquisition and Related Costs	52,573	3.1%	—	0.0%	218,566	4.0%	—	0.0%
Operating Profit	186,364	10.8%	190,380	13.3%	501,814	9.2%	652,050	13.8%
Interest Expense	47,428	2.8%	34,782	2.4%	201,130	3.7%	101,878	2.2%
Other Expense (Income), Net	462	0.0%	(143,163)	-10.0%	(21,378)	-0.4%	(44,038)	-0.9%
Earnings before Income Taxes	138,474	8.0%	298,761	20.9%	322,062	5.9%	594,210	12.6%
Income Tax Expense	32,308	1.9%	31,416	2.2%	96,621	1.8%	73,756	1.6%
Net Earnings	106,166	6.2%	267,345	18.7%	225,441	4.1%	520,454	11.0%
Net Earnings Attributable to Noncontrolling Interests	993	0.1%	$—	0.0%	$2,922	0.1%	—	0.0%
Net Earnings Attributable to Hasbro, Inc.	$105,173	6.1%	$267,345	18.7%	$222,519	4.1%	$520,454	11.0%

Per Common Share
Net Earnings
Basic	$0.77		$2.02		$1.62		$4.07
Diluted	$0.76		$2.01		$1.62		$4.05

Cash Dividends Declared	$0.68		$0.68		$2.72		$2.72

Weighted Average Number of Shares
Basic	137,398		132,516		137,260		127,896
Diluted	137,819		133,128		137,554		128,499

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Thousands of Dollars)

	Year Ended
	December 27, 2020	December 29, 2019
Cash Flows from Operating Activities:
Net Earnings	$225,441	$520,454
Non-Cash Pension Charge	—	110,962
Other Non-Cash Adjustments	811,031	225,276
Changes in Operating Assets and Liabilities	(60,132)	(203,631)
Net Cash Provided by Operating Activities	976,340	653,061

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(125,754)	(133,636)
Investments and Acquisitions, Net of Cash Acquired	(4,412,948)	(8,761)
Proceeds from Foreign Currency Hedges	—	79,990
Other	38,471	1,452
Net Cash Utilized by Investing Activities	(4,500,231)	(60,955)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	1,112,640	2,354,957
Repayments of Long-Term Debt	(275,514)	—
Net Repayments of Short-Term Borrowings	(8,617)	(8,828)
Purchases of Common Stock	—	(61,387)
Stock-Based Compensation Transactions	16,592	31,786
Dividends Paid	(372,652)	(336,604)
Employee Taxes Paid for Shares Withheld	(6,040)	(13,123)
Redemption of Equity Instruments	(47,399)	—
Deferred Acquisition Payments	—	(100,000)
Proceeds from Equity Issuance	—	975,185
Payments of Financing Costs	—	(26,653)
Other	(13,061)	(4,760)
Net Cash Provided by Financing Activities	405,949	2,810,573

Effect of Exchange Rate Changes on Cash	(12,751)	(4,681)

Cash and Cash Equivalents at Beginning of Year	4,580,369	1,182,371

Cash and Cash Equivalents at End of Year	$1,449,676	$4,580,369

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
PRO FORMA SEGMENT RESULTS
(Unaudited)
(Thousands of Dollars)

For comparability, the quarter and year ended December 29, 2019 include the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma adjustments.

	Quarter Ended			Year Ended
	December 27, 2020	Pro Forma December 29, 2019	% Change	December 27, 2020	Pro Forma December 29, 2019	% Change
Segment Results
U.S. and Canada Segment:
External Net Revenues	$790,622	$682,631	16%	$2,556,104	$2,449,280	4%
Operating Profit	180,699	101,641	78%	539,727	415,436	30%
Operating Margin	22.9%	14.9%		21.1%	17.0%

International Segment (1):
External Net Revenues	561,767	615,136	-9%	1,578,989	1,836,360	-14%
Operating Profit	30,133	55,894	-46%	42,466	107,304	-60%
Operating Margin	5.4%	9.1%		2.7%	5.8%

Entertainment, Licensing and Digital Segment:
External Net Revenues	110,975	130,201	-15%	373,854	434,467	-14%
Operating Profit	27,199	37,136	-27%	92,957	99,686	-7%
Operating Margin	24.5%	28.5%		24.9%	22.9%

eOne Segment (2):
External Net Revenues	259,607	235,160	10%	956,496	1,215,773	-21%
Operating (Loss) Profit	(14,223)	(71,380)	80%	(79,185)	19,987	> -100%
Operating Margin	-5.5%	-30.4%		-8.3%	1.6%

(1) International Segment Net Revenues by Major Geographic Region
Europe	$382,311	$369,489	3%	$1,045,411	$1,043,217	0%
Latin America	83,583	130,634	-36%	241,611	435,740	-45%
Asia Pacific	95,873	115,013	-17%	291,967	357,403	-18%
Total	$561,767	$615,136		$1,578,989	$1,836,360

	Quarter Ended			Year Ended
	December 27, 2020	Pro Forma December 29, 2019	% Change	December 27, 2020	Pro Forma December 29, 2019	% Change
(2) eOne Segment Net Revenues by Category
Film and TV	$180,825	$140,581	29%	$684,884	$888,411	-23%
Family Brands	46,376	58,677	-21%	152,445	210,345	-28%
Music and Other	32,406	35,902	-10%	119,167	117,017	2%
Total	$259,607	$235,160		$956,496	$1,215,773

Net Revenues by Brand Portfolio
Franchise Brands	$705,201	$661,899	7%	$2,286,079	$2,411,847	-5%
Partner Brands	349,583	408,516	-14%	1,079,355	1,220,982	-12%
Hasbro Gaming (3)	298,461	246,478	21%	814,798	709,750	15%
Emerging Brands (4)	155,270	167,376	-7%	480,371	578,747	-17%
TV/Film/Entertainment (5)	214,456	178,898	20%	804,840	1,014,674	-21%
Total	$1,722,971	$1,663,167		$5,465,443	$5,936,000

(3) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $561,189 and
$1,763,793 for the quarter and year ended December 27, 2020, respectively, up 27% and 15%, respectively, from revenues of $442,132 and
$1,528,283 for the quarter and year ended December 29, 2019, respectively.

(4) Emerging Brands includes the preschool brands, PEPPA PIG, PJ MASKS and RICKY ZOOM, acquired as part of the eOne Acquisition. For comparability, the quarter and year ended December 29, 2019 includes the pro forma net revenues for those brands, which amounted to $56,262 and
$201,099, respectively.

(5) TV/Film/Entertainment includes all other brands not detailed in (4) above acquired as part of the eOne Acquisition. For comparability, the quarter and year ended December 29, 2019 includes the pro forma net revenues of $178,898 and $1,014,674, respectively.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF AS REPORTED TO ADJUSTED OPERATING RESULTS
(Unaudited)
(Thousands of Dollars)

For comparability, the quarter and year ended December 29, 2019 include the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma and non-GAAP adjustments.

Non-GAAP Adjustments Impacting Operating Profit

	Quarter Ended
	December 27, 2020		Pro Forma December 29, 2019
	Pre-tax Adjustments	Post-tax Adjustments	Pre-tax Adjustments	Post-tax Adjustments
Acquisition and Related Costs (1)	$52,573	$47,866	$—	$—
Acquired Intangible Amortization (2)	25,520	23,260	24,597	19,063
Severance (3)	(3,084)	(2,703)	—	—
Pro Forma eOne Adjustments	—	—	11,984	9,288
Total	$75,009	$68,423	$36,581	$28,351

	Year Ended
	December 27, 2020		Pro Forma December 29, 2019
	Pre-tax Adjustments	Post-tax Adjustments	Pre-tax Adjustments	Post-tax Adjustments
Acquisition and Related Costs (1)	$218,566	$188,557	$—	$—
Acquired Intangible Amortization (2)	97,856	80,731	98,388	76,251
Severance (3)	8,470	7,422	—	—
Pro Forma eOne Adjustments	—	—	44,583	34,552
Total	$324,892	$276,710	$142,971	$110,803

(1) In association with the Company's acquisition of eOne, the Company incurred related expenses of $52,573 and $218,566, respectively, in the quarter and year ended December 27, 2020, comprised of the following:

(i) Acquisition and integration costs of $40,886 and $145,169 for the quarter and year ended December 27, 2020, respectively, including expense associated with the acceleration of eOne stock-based compensation and advisor fees settled at the closing of the acquisition, integration costs and impairment charges in the fourth quarter of 2020 for certain definite-lived intangible and other assets; and

(ii) Restructuring and related costs of $11,687 and $73,397 for the quarter and year ended December 27, 2020, respectively, including severance and retention costs, as well as impairment charges in the first quarter of 2020 for certain definite-lived intangible and production assets.

(2) The Company incurred incremental intangible amortization costs related to the intangible assets acquired in the eOne Acquisition.

(3) In the second quarter of 2020, the Company incurred $11,554 of severance charges, associated with cost-savings initiatives within the Company's commercial and Film and TV businesses. In the fourth quarter of 2020, the Company reclassified the Film & TV severance charge to the eOne integration restructuring charge discussed above. The $8,470 of severance was recorded in Corporate and Eliminations.

Reconciliation of Operating Profit (Loss) Results

	Quarter Ended December 27, 2020			Pro Forma Quarter Ended December 29, 2019
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Adjusted Company Results
External Net Revenues	$1,722,971	$—	$1,722,971	$1,663,167	$—	$1,663,167	4%
Operating Profit	186,364	75,009	261,373	136,778	36,581	173,359	51%
Operating Margin	10.8%	4.4%	15.2%	8.2%	2.2%	10.4%

Adjusted Segment Results
U.S. and Canada Segment:
External Net Revenues	$790,622	$—	$790,622	$682,631	$—	$682,631	16%
Operating Profit	180,699	—	180,699	101,641	—	101,641	78%
Operating Margin	22.9%	—	22.9%	14.9%	—	14.9%

International Segment:
External Net Revenues	561,767	—	561,767	615,136	—	615,136	-9%
Operating Profit	30,133	—	30,133	55,894	—	55,894	-46%
Operating Margin	5.4%	—	5.4%	9.1%	—	9.1%

Entertainment, Licensing and Digital Segment:
External Net Revenues	110,975	—	110,975	130,201	—	130,201	-15%
Operating Profit	27,199	—	27,199	37,136	—	37,136	-27%
Operating Margin	24.5%	—	24.5%	28.5%	—	28.5%

eOne Segment:
External Net Revenues	259,607	—	259,607	235,160	—	235,160	10%
Operating (Loss) Profit	(14,223)	60,208	45,985	(71,380)	36,581	(34,799)	>100%
Operating Margin	-5.5%	23.2%	17.7%	-30.4%	15.6%	-14.8%

Corporate and Eliminations:
The Corporate and Eliminations segment included non-GAAP adjustments of $14,801 for the quarter ended December 27, 2020 consisting of eOne acquisition and related costs.

Reconciliation of Operating Profit (Loss) Results (continued)

	Year Ended December 27, 2020			Pro Forma Year Ended December 29, 2019
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Adjusted Company Results
External Net Revenues	$5,465,443	$—	$5,465,443	$5,936,000	$—	$5,936,000	-8%
Operating Profit	501,814	324,892	826,706	689,815	142,971	832,786	-1%
Operating Margin	9.2%	5.9%	15.1%	11.6%	2.4%	14.0%

Adjusted Segment Results
U.S. and Canada Segment:
External Net Revenues	$2,556,104	$—	$2,556,104	$2,449,280	$—	$2,449,280	4%
Operating Profit	539,727	—	539,727	415,436	—	415,436	30%
Operating Margin	21.1%	—	21.1%	17.0%	—	17.0%

International Segment:
External Net Revenues	1,578,989	—	1,578,989	1,836,360	—	1,836,360	-14%
Operating Profit	42,466	—	42,466	107,304	—	107,304	-60%
Operating Margin	2.7%	—	2.7%	5.8%	—	5.8%

Entertainment, Licensing and Digital Segment:
External Net Revenues	373,854	—	373,854	434,467	—	434,467	-14%
Operating Profit	92,957	20,831	113,788	99,686	—	99,686	14%
Operating Margin	24.9%	5.6%	30.4%	22.9%	—	22.9%

eOne Segment:
External Net Revenues	956,496	—	956,496	1,215,773	—	1,215,773	-21%
Operating (Loss) Profit	(79,185)	210,273	131,088	19,987	142,971	162,958	-20%
Operating Margin	-8.3%	22.0%	13.7%	1.6%	11.8%	13.4%

Corporate and Eliminations:
The Corporate and Eliminations segment included non-GAAP adjustments of $93,788 for the year ended December 27, 2020 consisting of eOne acquisition and related costs and other severance expenses.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF 2019 AS REPORTED TO PRO FORMA RESULTS
(Unaudited)
(Thousands of Dollars)

Pro forma results were prepared by combining the results of Hasbro and eOne for the quarter and year ended December 29, 2019, after giving effect to the eOne Acquisition as if it had been consummated on December 31, 2018.

These pro forma results do not represent financial results that would have been realized had the acquisition actually occurred on December 31, 2018, nor are they intended to be a projection of future results. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the acquisition.

	Quarter Ended December 29, 2019
	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (1)	Pro Forma Combined
Net Revenues	$1,428,007	$235,160	$—	$1,663,167

Hasbro Operating Profit	$190,380	$—	$17,778	$208,158
eOne Operating Loss	—	(66,580)	(4,800)	(71,380)
Operating Profit (Loss)	190,380	(66,580)	12,978	136,778
Non-GAAP Adjustments	17,778	31,781	(12,978)	36,581
Adjusted Operating Profit (Loss) *	$208,158	$(34,799)	$—	$173,359

* Reconciliation to Pro Forma Adjusted results is as follows:
Net Earnings (Loss)	$267,345	$(50,266)	$(121,611)	$95,468
Interest Expense	34,782	10,772	18,035	63,589
Other Income, Net	(143,163)	(759)	120,097	(23,825)
Income Tax Expense (Benefit)	31,416	(26,815)	(3,543)	1,058
Net Earnings Attributable to Noncontrolling Interests	—	488	—	488
Operating Profit (Loss)	190,380	(66,580)	12,978	136,778

Non-GAAP Adjustments
Hasbro:
eOne Acquisition Costs	17,778	—	(17,778)	—
eOne:
Restructuring and Related Charges	—	11,526	—	11,526
Acquisition Costs - eOne Deals	—	458	—	458
Hasbro Transaction Costs	—	3,245	(3,245)	—
Acquired Intangible Amortization	—	16,552	8,045	24,597
	17,778	31,781	(12,978)	36,581

Adjusted Operating Profit (Loss)	$208,158	$(34,799)	$—	$173,359

(1) The pro forma results include certain pro forma adjustments to net earnings that were directly attributable to the acquisition, as if the acquisition had occurred on December 31, 2018, including the following:
•elimination of acquisition and deal costs of $17,778 incurred by Hasbro and $3,245 incurred by eOne related to the eOne acquisition, included in Selling, Distribution and Administration;
•additional amortization expense of $8,045 that would have been recognized as a result of the allocation of purchase consideration to definite-lived intangible assets subject to amortization;
•estimated differences in Interest Expense of $18,035 as a result of incurring new debt and extinguishing historical eOne debt;
•elimination of $120,097 gain in Other Income, net, related to the mark to market of foreign exchange forward and option contracts, which the Company entered into in order to hedge a portion of the British pound sterling purchase price for the eOne acquisition; and
• the income tax effect of the pro forma adjustments in the amount of $3,543, calculated using a blended statutory income tax rate of 22.5% for the eOne adjustments and 21% for the Hasbro interest adjustments.

	Year Ended December 29, 2019
	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (2)	Pro Forma Combined
Net Revenues	$4,720,227	$1,215,773	$—	$5,936,000

Hasbro Operating Profit	$652,050	$—	$17,778	$669,828
eOne Operating Profit	—	52,321	(32,334)	19,987
Operating Profit	652,050	52,321	(14,556)	689,815
Non-GAAP Adjustments	17,778	110,637	14,556	142,971
Adjusted Operating Profit *	$669,828	$162,958	$—	$832,786

* Reconciliation to Pro Forma Adjusted results is as follows:
Net Earnings (Loss)	$520,454	$(22,134)	$(152,409)	$345,911
Interest Expense	101,878	45,845	75,351	223,074
Other (Income) Expense, Net	(44,038)	27,720	74,752	58,434
Income Tax Expense (Benefit)	73,756	(4,512)	(12,250)	56,994
Net Earnings Attributable to Noncontrolling Interests	—	5,402	—	5,402
Operating Profit	652,050	52,321	(14,556)	689,815

Non-GAAP Adjustments
Hasbro:
eOne Acquisition Costs	17,778	—	(17,778)	—
eOne:
Restructuring and Related Charges	—	33,408	—	33,408
Acquisition Costs - eOne Deals	—	11,175	—	11,175
Hasbro Transaction Costs	—	6,489	(6,489)	—
Acquired Intangible Amortization	—	59,565	38,823	98,388
	17,778	110,637	14,556	142,971

Adjusted Operating Profit	$669,828	$162,958	$—	$832,786

(2) The pro forma results include certain pro forma adjustments to net earnings that were directly attributable to the acquisition, as if the acquisition had occurred on December 31, 2018, including the following:
◦elimination of acquisition and deal costs of $17,778 incurred by Hasbro and $6,489 incurred by eOne related to the eOne acquisition, included in Selling, Distribution and Administration;
◦additional amortization expense of $38,823 that would have been recognized as a result of the allocation of purchase consideration to definite-lived intangible assets subject to amortization;
◦estimated differences in Interest Expense of $75,351 as a result of incurring new debt and extinguishing historical eOne debt;
◦total adjustments to Other (Income) Expense, net of $74,752, consisting of:
▪elimination of $19,812 expense related to premiums paid by eOne in connection with the early redemption of its senior secured notes and the related write-off of unamortized deferred finance charges associated with the senior secured notes, and
▪elimination of $94,564 net gain related to the mark to market of foreign exchange forward and option contracts, which the Company entered into in order to hedge a portion of the British pound sterling purchase price for the eOne acquisition; and
◦the income tax effect of the pro forma adjustments in the amount of $12,250, calculated using a blended statutory income tax rate of 22.5% for the eOne adjustments and 21% for the Hasbro interest adjustments.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Thousands of Dollars and Shares, Except Per Share Data)

For comparability, the quarter and year ended December 29, 2019 includes the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma and non-GAAP adjustments.

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	December 27, 2020	Diluted Per Share Amount	Pro Forma December 29, 2019	Pro Forma Diluted Per Share Amount (1)
Net Earnings Attributable to Hasbro, Inc.	$105,173	$0.76	$95,468	$0.69
Acquisition and Related Costs	47,866	0.35	—	—
Acquired Intangible Amortization	23,260	0.17	19,063	0.14
Severance	(2,703)	(0.02)
UK Tax Reform (2)	1,709	0.01	—	—
Pension (3)	—	—	143	—
Pro Forma eOne Adjustments	—	—	9,288	0.07
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$175,305	$1.27	$123,962	$0.90

	Year Ended
(all adjustments reported after-tax)	December 27, 2020	Diluted Per Share Amount	Pro Forma December 29, 2019	Pro Forma Diluted Per Share Amount (1)
Net Earnings Attributable to Hasbro, Inc.	$222,519	$1.62	$345,911	$2.51
Acquisition and Related Costs	188,557	1.37	—	—
Acquired Intangible Amortization	80,731	0.59	76,251	0.55
Severance	7,422	0.05	—	—
UK Tax Reform (2)	15,389	0.11	—	—
Pension (3)	—	—	85,995	0.63
Pro Forma eOne Adjustments	—	—	34,552	0.25
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$514,618	$3.74	$542,709	$3.94

(1) 2019 Pro Forma Diluted Per Share Amount is calculated using weighted average shares outstanding of 137,586 for the quarter and year ended December 29, 2019, which includes the pro forma impact of issuing shares associated with the financing of the eOne Acquisition.

(2) In the third quarter of 2020, the Company recorded income tax expense of $13,680 as a result of the revaluation of Hasbro’s UK tax attributes in accordance with the Finance Act of 2020 enacted by the United Kingdom on July 22, 2020. In the fourth quarter of 2020, the Company recorded additional tax expense of $1,709 related to the revaluation. Effective back to April 1, 2020, the new law maintains the corporate income tax rate at 19% instead of the planned reduction to 17% that was previously enacted in the UK Finance Act of 2016.

(3) In the second quarter of 2019, the Company recognized a non-cash charge of $110,777 ($85,852 after-tax) related to the settlement of its U.S. defined benefit pension plan. In the fourth quarter of 2019, the Company recognized an additional $185 non-cash charge ($143 after-tax) related to the settlement.

Reconciliation of EBITDA
	Quarter Ended	Quarter Ended December 29, 2019
	December 27, 2020	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (4)	Pro Forma Combined
Net Earnings (Loss) Attributable to Hasbro, Inc.	$105,173	$267,345	$(50,266)	$(121,611)	$95,468
Interest Expense	47,428	34,782	10,772	18,035	63,589
Income Tax Expense (Benefit)	32,308	31,416	(26,815)	(3,543)	1,058
Net Earnings Attributable to Noncontrolling Interests	993	—	488	—	488
Depreciation	26,129	32,512	1,839	—	34,351
Amortization of Intangibles	37,061	11,814	16,552	8,045	36,411
EBITDA	$249,092	$377,869	$(47,430)	$(99,074)	$231,365
Non-GAAP Adjustments	49,489	(102,134)	15,229	99,074	12,169
Adjusted EBITDA	$298,581	$275,735	$(32,201)	$—	$243,534

	Year Ended	Year Ended December 29, 2019
	December 27, 2020	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (5)	Pro Forma Combined
Net Earnings (Loss) Attributable to Hasbro, Inc.	$222,519	$520,454	$(22,134)	$(152,409)	$345,911
Interest Expense	201,130	101,878	45,845	75,351	223,074
Income Tax Expense (Benefit)	96,621	73,756	(4,512)	(12,250)	56,994
Net Earnings Attributable to Noncontrolling Interests	2,922	—	5,402	—	5,402
Depreciation	120,229	133,528	7,609	—	141,137
Amortization of Intangibles	144,746	47,259	59,565	38,823	145,647
EBITDA	$788,167	$876,875	$91,775	$(50,485)	$918,165
Non-GAAP Adjustments	227,036	34,176	70,884	50,485	155,545
Adjusted EBITDA	$1,015,203	$911,051	$162,659	$—	$1,073,710

(4) Pro Forma Adjustments for the quarter ended December 29, 2019 include the gain on acquisition-related foreign exchange forward and option contracts, partially offset by bridge loan costs, for a net gain of $120,097, and deal costs of $21,023, which are excluded from pro forma results, and also shown as Non-GAAP Adjustments within Hasbro and eOne. The net impact to Pro Forma Adjusted EBITDA is zero.
(5) Pro Forma Adjustments for the year ended December 29, 2019 include the gain on acquisition-related foreign exchange forward and option contracts, partially offset by bridge loan costs, for a net gain of $94,564, deal costs of $24,267, and debt refinancing costs of $19,812, which are excluded from pro forma results, and also shown as Non-GAAP Adjustments within Hasbro and eOne. The net impact to Pro Forma Adjusted EBITDA is zero.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
eOne - FY2019 RESULTS OF OPERATIONS (REPORTED UNDER U.S. GAAP)
(Unaudited)
(Thousands of Dollars)

	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Net Revenues (1)	$466,212	$231,091	$283,310	$235,160	$1,215,773
Costs and Expenses:
Cost of Sales	14,141	17,053	11,497	24,878	67,569
Program Cost Amortization	160,857	64,527	92,662	90,414	408,460
Royalties	81,147	55,865	49,533	39,659	226,204
Advertising	21,173	32,870	30,593	37,241	121,877
Amortization of Intangibles	12,117	16,025	14,871	16,552	59,565
Selling, Distribution and Administration	61,130	63,791	61,860	92,996	279,777
Operating Profit (Loss)	115,647	(19,040)	22,294	(66,580)	52,321
Interest Expense	12,563	12,208	10,302	10,772	45,845
Other Expense (Income), Net	4,556	21,236	2,687	(759)	27,720
Earnings (Loss) before Income Taxes	98,528	(52,484)	9,305	(76,593)	(21,244)
Income Tax Expense (Benefit)	21,632	(3,354)	4,025	(26,815)	(4,512)
Net Earnings (Loss)	76,896	(49,130)	5,280	(49,778)	(16,732)
Net Income Attributable to Noncontrolling Interests	2,190	402	2,322	488	5,402
Net Earnings (Loss) Attributable to eOne	$74,706	$(49,532)	$2,958	$(50,266)	$(22,134)

The eOne financial results above include certain charges that would have been excluded to calculate Adjusted results, as historically    reported by eOne. Those charges are outlined below for each quarter in fiscal year 2019.

Non-GAAP Adjustments
	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Restructuring and Related Charges	$11,275	$7,373	$3,234	$11,526	$33,408
Acquisition Costs - eOne Deals	729	8,664	1,324	458	11,175
Hasbro Transaction Costs	—	—	3,244	3,245	6,489
Selling, Distribution and Administration	12,004	16,037	7,802	15,229	51,072

Debt Refinancing Costs	—	19,812	—		19,812
Other Expense (Income), Net	—	19,812	—	—	19,812

Total	$12,004	$35,849	$7,802	$15,229	$70,884

(1) eOne Net Revenues by category are as follows:
	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Film and TV	$387,611	$160,270	$199,949	$140,581	$888,411
Family Brands	56,612	41,228	53,828	58,677	210,345
Music and Other	21,989	29,593	29,533	35,902	117,017
Total	$466,212	$231,091	$283,310	$235,160	$1,215,773